As filed with the Securities and Exchange Commission on June 4, 2010	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	42-1297992 (I.R.S. Employer Identification Number)

7250 Parkway Drive, Suite 400
Hanover, Maryland 21076
(Address of Principal Executive Offices)
_______________

CONMED HEALTHCARE MANAGEMENT, INC.
2007 STOCK OPTION PLAN
 (Full Title of the Plan)
_______________

Thomas W. Fry
Conmed Healthcare Management, Inc.
7250 Parkway Drive, Suite 400
Hanover, Maryland 21076
 (Name and Address of Agent for Service)

(410) 567-5520
(Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐  Accelerated filer ☐   Non-accelerated filer ☐ Smaller reporting company ☒
(Do not check if smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (“Common Stock”)	750,000	$3.34 (2)	$2,505,000	$178.61

(1)
This registration statement is being filed with the Securities and Exchange Commission to register 750,000 shares of Common Stock which may be issued under the registrant’s 2007 Stock Option Plan, as amended (as the same may be further amended from time to time, the “2007 Plan”).  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Common Stock reported on the NYSE Amex on May 28, 2010, which is within five (5) business days prior to the date of this registration statement.

EXPLANATORY STATEMENT IN CONNECTION WITH THE FILING
OF A REGISTRATION STATEMENT ON FORM S-8
FILED PURSUANT TO INSTRUCTION E OF FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

The registrant previously filed a registration statement on Form S-8 (File No. 333-161426) on August 19, 2009 (the “Original Registration Statement”), registering 2,350,000 shares of Common Stock under the registrant’s 2007 Plan. The contents of the Original Registration Statement are incorporated herein by reference. In accordance with Instruction E of the general instructions to Form S-8, this registration statement is registering an additional 750,000 shares of Common Stock reserved for issuance under the 2007 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

99.1	Amendment No. 2 to the 2007 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hanover, state of Maryland, on this 4th day of June, 2010.

Conmed Healthcare Management, Inc.
Dated: M
	By:	/s/ Richard W. Turner
Richard W. Turner, Chairman of the Board
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 4, 2010 in the capacities indicated.

Signature	Title

/s/ Richard W. Turner	Chairman of the Board, Chief Executive
Richard W. Turner	Officer and Director (principal executive officer)

/s/ Thomas W. Fry	Senior Vice President, Chief Financial Officer and Secretary
Thomas W. Fry	(principal financial officer and principal accounting officer)

*	Director
John Pappajohn

*	Director
Edward B. Berger

*	Director
Terry E. Branstad

*	Director
John W. Colloton

* By: Thomas W. Fry, Attorney-in-Fact /s/ Thomas W. Fry
Thomas W. Fry Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

99.1	Amendment No. 2 to the 2007 Stock Option Plan.